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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



            Pursuant to Section 13 or Section 15 (d)
              of the Securities Exchange Act of 1934



                 Date of Report - October 9, 1998



            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
      (Exact name of Registrant as specified in its Charter)



New York                       1-3268               14-0555980
______________           _________________        _____________
State or other           (Commission File         (IRS Employer
jurisdiction of           Identification)           Number)
incorporation number)


284 South Avenue, Poughkeepsie, New York               12601-4879
________________________________________            _____________
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (914) 452-2000


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            CENTRAL HUDSON GAS & ELECTRIC CORPORATION


Item 5.   Other Events.

          Reference is made to the Proxy Statement/Prospectus, dated July 31, 1998, of Registrant (included in Registrant's Registration Statement, on Form S-4, Registration No. 333-52797), relating to the Special Meeting of Shareholders of Registrant to be held on September 25, 1998, to vote upon a proposal to adopt a holding company structure for the Registrant in which the Registrant will become a subsidiary of a holding company, CH Energy Group, Inc. ("Holding Company"), pursuant to an Agreement and Plan of Exchange that provides for all of the outstanding shares of the Registrant's Common Stock to be exchanged automatically on a share-for-share basis for shares of the Holding Company's Common Stock, as more fully described in said Proxy Statement and Prospectus ("Holding Company Proposal").

          Such Special Meeting was held on September 25, 1998, at which the shareholders voted on the Holding Company Proposal. Two-thirds of the outstanding shares of Registrant's Common Stock, held on the record date of July 28, 1998, were required to be voted for such Proposal in order to approve such Proposal. More than such two-thirds of the shares eligible to vote voted for such Proposal as follows: shares for: 11,428,437; shares against: 2,495,393. The number of shares abstaining was 228,024.

          The Holding Company restructuring is expected to become
effective during the first half of 1999.
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                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                              (Registrant)



                    By:   (SGD.) DONNA S. DOYLE
                              DONNA S. DOYLE
                              CONTROLLER


Dated:  October 9, 1998

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